AMENDMENT TO SUBLEASE AGREEMENT


This First Amendment to Sublease Agreement is made and entered into by SJNB Financial Corp., a California corporation, sublessor, and McWhorter's Stationery Company, Inc., a California corporation to be effective the 11 day of August, 1995.

                                    RECITALS

     A. Sublessor and Sublessee have executed a Sublease Agreement for space at 95 South Market Street, San Jose, California (the "Sublease Agreement").

     B. Master Landlord and Bank of the West have approved the Expansion Space for McWhorter's.

     C. Master Landlord has required that rent be paid for the Expansion Space and that McWhorter's pay all "excess" usage charges for utilities, heating, ventilation and air conditioning and for extra trash and recycling fees.

          Now, therefore, Sublessor and Sublessee amend the Sublease as follows:

     1. Expansion Space Rent. Master Landlord has determined that the Expansion Space contains 237 square feet. Master Landlord is charging rent on the Expansion Space at the same rate, as adjusted from time to time, as it charges Bank of the West on the Master Lease. McWhorter's agrees during the term of the Sublease Agreement to pay, in addition to all other sums to be paid under the Sublease Agreement, to SJNB an amount equal to the rent charged by Master Landlord for the Expansion Space.

     2. Other Additional Charges. Master Landlord will charge for all "excess" usage that McWhorter's makes of utilities, heating, ventilation and air conditioning and for extra trash and recycling fees. McWhorter's agrees to pay these sums, when billed by SJNB or by Master Landlord, in addition to sums otherwise to be paid by McWhorter's under the Sublease Agreement.

     3. Ratification. Except as amended by this First Amendment, the Sublease Agreement shall remain in full force and effect.



SJNB FINANCIAL CORP.                         MCWHORTER'S STATIONERY INC
A California Corporation                     A California Corporation


by:  S/Eugene E. Blakeslee              by:  S/Thomas L. Smith
     Chief Financial Officer                 Chief Financial Officer



Date:August 11, 1995                  Date:  August 11, 1995

effect.

                     SECOND AMENDMENT TO SUBLEASE AGREEMENT

This Second Amendment to Sublease Agreement is made and entered into by and between SJNB Financial Corp., a California corporation, sublessor, and McWhorter's Stationery Company, Inc., a California corporation, to be effective the 21st day of September, 1995.

                                    RECITALS

     A. Sublessor and Sublessee have executed a Sublease Agreement for space at 95 South Market Street, San Jose, California which has been amended by the Amendment to Sublessee Agreement dated effective August 11, 1995 (collectively, the "Sublease").

     B. Sublessor and Sublessee have agreed to extend certain dates in the Lease from October 1, 1995 to November 1, 1995 and they desire to amend the Sublease to reflect the change in dates.

          Now, therefore, Sublessor and Sublessee amend the Sublease as follows:

     1. Change in Last Date for Commencement Late. In section 4 of the Sublease, page 5, line 2, the date "October 1, 1995" is hereby changed to "November 1, 1995".

     2. Extension of Date for Completion of Restroom Remodel. In Exhibit E, titled Construction Agreement, section 1, line 13, the date "October 1, 199511 is hereby changed to "November 1, 1995".

     3. Ratification. Except as amended by this Second Amendment to Sublease, the Sublease Agreement shall remain in full force and effect.


SJNB FINANCIAL CORP.                         MCWHORTER'S STATIONERY INC
A California Corporation                     A California Corporation


by:  S/Eugene E. Blakeslee              by:  S/Thomas L. Smith
     Chief Financial Officer                 Chief Financial Officer



Date:August 11, 1995                  Date:  August 11, 1995